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April Hamlin	Lindquist & Vennum LLP
(612) 371-3522	80 South Eighth Street
ahamlin@lindquist.com	4200 IDS Center
www.lindquist.com	Minneapolis, MN 55402-2274
Phone: (612) 371-3211
Fax: (612) 371-3207

Exhibit 5.1
August 10, 2016
Qumu Corporation
510 1st Avenue North, Suite 305
Minneapolis, MN 55403

Ladies and Gentlemen:

We represent Qumu Corporation, a Minnesota corporation (the “Company”), in connection with of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement includes a prospectus (the “Prospectus”) that provides that it may be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).  The Prospectus, as it may be supplemented by one or more Prospectus Supplements, relates to the proposed offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of up to $30,000,000 in the aggregate of the following securities (the “Securities”): (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) warrants to purchase shares of Common Stock or shares of Preferred Stock (the “Warrants”), and (iv) units (the “Units”) consisting of Common Stock, Preferred Stock, Warrants or any combination of the foregoing.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters.

On the basis of the foregoing and the other provisions set forth herein, we are of the opinion that:

1.    When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any of the Securities offered under the Registration Statement (the “Offered Security”) in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors for the consideration approved by the Board of Directors (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully paid and non-assessable.

2.    Upon the proper designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Minnesota of a Certificate of Designation relating to such series of Preferred Stock, when the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.    When the Warrants have been duly authorized by the Company, the applicable warrant agreement and the applicable Warrant certificates have been duly authorized, executed and delivered, and the Warrants have been duly issued and delivered by the Company, the Warrants will constitute binding obligations of the Company.

4.    When the Units have been duly authorized by the Company, the necessary corporate action on the part of the Company has been taken to authorize, execute and deliver or issue the Securities underlying such Units, and the applicable Unit agreement has been duly authorized, executed and delivered, the Units will constitute binding obligations of the Company.

We have assumed, among other things, the genuineness of all signatures and authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that each natural person executing any document relating to the matters covered by this opinion letter has the capacity and is legally competent to do so.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) a Prospectus Supplement describing each Offered Security, to the extent required by applicable law, will be timely filed with the Commission, (c) at the time any Securities or any Certificate of Designation, Warrant agreement or Unit agreement (the “Governing Documents”), are authorized, issued, executed, authenticated, acknowledged, delivered or filed (as the case may be), the Company will remain duly organized, validly existing and in good standing under the laws of the State of Minnesota, there will not have occurred any change in the law or in the Articles of Incorporation of the Company or Bylaws of the Company affecting such authorization, issuance, execution, authentication, acknowledgement, delivery or filing, and no relevant authorization or approval by the Board of Directors of the Company or other corporate action will have been modified or rescinded, (d) the terms of the Securities will be established in conformity with the applicable Governing Documents and so as not to violate or be void under any applicable law, (e) the Securities will be issued (i) upon receipt by the Company of the consideration therefor designated in the applicable authorization or approval by the Board of Directors of the Company or other corporate action (or, to the extent provided in the applicable authorization or approval by the Board of Directors of the Company or other corporate action, upon exchange or conversion of any other Securities in accordance with the terms of such other Securities and the related Governing Documents), which consideration shall be lawful, and (ii) otherwise in accordance with, and in compliance with any limitations set forth in, the applicable authorization or approval by the Board of Directors of the Company or other corporate action, (f) the number or amount of any Securities issued will not exceed the then remaining unreserved and unissued number or amount of such Securities authorized for issuance in the applicable Governing Documents, (g) all certificates evidencing any Securities will be in the form required by law and approved for issuance by the Company, and (h) none of the authorization, issuance, execution, authentication, acknowledgement, delivery or filing of any Securities or Governing Documents, nor compliance by the Company with its obligations thereunder, will violate, conflict with or constitute a default or event of default under, or require any filing with or approval of any court or governmental body under, the Articles of Incorporation of the Company or Bylaws of the Company as then in effect, any law then applicable to the Company, any agreement or instrument then binding upon the Company, or any then effective order of any court or governmental body having jurisdiction over the Company.

Our opinions expressed above are specifically subject to the following additional limitations, exceptions, qualifications and assumptions:

(A)    The legality, validity, binding nature and enforceability of the Company’s obligations under the Securities may be subject to or limited by (1) bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer or conveyance, equitable subordination, moratorium and other similar laws affecting the rights of creditors generally; (2) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, commercial practice, estoppel, diligence, unconscionability, right to cure, election of remedies, and the discretion of any court of competent jurisdiction or of any arbiter in awarding specific performance or injunctive relief and other equitable remedies different from that provided in the Securities; (3) the limitations or restrictions on a party’s ability to enforce contractual rights or bring a cause of action under state law or within the courts of such state if such party has failed to comply with applicable qualification, authorization, registration, notice or similar filing requirements of such state; and (4) without limiting the generality of the foregoing, (a) principles requiring the consideration of the impracticability or impossibility of performance of the Company’s obligations at the time of the attempted enforcement of such obligations, (b) the effect of court decisions and statutes that indicate that provisions of the Securities that permit a party to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for the party’s protection and (c) public policy considerations.

(B)    We express no opinion as to the enforceability of provisions (1) to the effect that rights or remedies may be exercised without notice and failure or delay to exercise is not a waiver of rights or remedies, that every right or remedy is cumulative, not exclusive, and may be exercised in addition to or with any other right or remedy, or that election of a particular remedy or remedies does not preclude recourse to one or more remedies; (2) prohibiting waivers of any terms of the Securities other than in writing, or prohibiting oral modifications thereof or modification by course of dealing; or (3) that may be unenforceable under certain circumstances but the inclusion of which does not affect the validity of the Securities taken as a whole. In addition, our opinions are subject to the effect of judicial decisions that may permit the introduction of extrinsic evidence to interpret the terms of written contracts such as the Securities.

The foregoing opinions are limited to the laws of the State of Minnesota, and we express no opinion with respect to the laws of any other state or jurisdiction. We have assumed that Minnesota law will be chosen to govern any Warrant agreement or Unit agreement. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

The opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond that matters expressly stated herein. The opinions expressed herein are as of the date hereof and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in the law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Sincerely,

Lindquist & Vennum LLP

/s/ Lindquist & Vennum LLP